UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

YETI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway
Austin, Texas 78735
(Address of principal executive offices, including zip code)
(Registrant's telephone number, including area code): (512) 394-9384
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On February 26, 2021, the Audit Committee of the Board of Directors of YETI Holdings, Inc. (the “Company,” “we,” “us,” or “our”) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm. On March 1, 2021, immediately following the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, the Company dismissed Grant Thornton as its independent registered public accounting firm.

Grant Thornton’s audit reports on our consolidated financial statements for the fiscal years ended January 2, 2021 and December 28, 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 2, 2021 and December 28, 2019, and the subsequent interim period from January 3, 2021 through March 1, 2021, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting related to ineffective information technology general controls in the areas of user access and program change-management over certain information technology systems that support our financial reporting process. The Company concluded this material weakness was remediated as of September 26, 2020 as disclosed in the Company’s Form 10-Q for the period then ended.

In accordance with Item 304(a)(3) of Regulation S-K, the Company previously provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Grant Thornton furnish us with a letter addressed to the SEC stating whether Grant Thornton agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Grant Thornton’s letter dated March 5, 2021 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On February 26, 2021, the Audit Committee of the Board of Directors of the Company approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm effective following the dismissal of Grant Thornton. On March 1, 2021, immediately following the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, the Company appointed PwC as its new independent registered public accounting firm to perform independent audit services for the fiscal year ending January 1, 2022. During the fiscal years ended January 2, 2021 and December 28, 2019, and the subsequent interim period from January 3, 2021 through March 1, 2021, neither we nor anyone acting on our behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by PwC that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
16.1	Letter from Grant Thornton LLP, dated March 5, 2021.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: March 5, 2021	By:	/s/ Paul C. Carbone
Paul C. Carbone
Senior Vice President and Chief Financial Officer